ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080494767-97
	Filing Date and Time: 07/25/2008 12:15 PM
	Entity Number: E0474102008-6

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Belarus Capital Corp.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: Vcorp Services, LLC (MANDATORY) Physical Street Address: 1409 Bonita Avenue, City: Las Vegas, Nevada, Zip Code: 89104 (OPTIONAL) Mailing Address: City: State: Zip Code:
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: 120,000,000 Par value per share: $ 0.001 Number of shares without par value: None
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Name: Sanford Leavitt Street Address: 2120 Jadeleaf Ct. City: Las Vegas State: NV Zip Code: 89134 2. Name: Neil Roth Street Address: 2120 Jadeleaf Ct. City: Las Vegas State: NV Zip Code: 89134 3. Name: Street Address: City: State: Zip Code:
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Sports-related products
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Name: Arthur Y. Lee X Signature Address: 61 Broadway, 32 Floor City: New York State: NY Zip Code: 10006
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. X Authorized Signature of R. A. or On Behalf of R. A. Company Date: 7/25/08

This form must be accompanied by appropriate fees.

Attachment 70

ARTICLES OF INCORPORATION

OF

BELARUS CAPITAL CORP.

ARTICLE THIRD: The total authorized capital stock of the Corporation shall be 100,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of preferred stock, $0.001 par value.